                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 July 18, 1996
- -------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                          Susquehanna Bancshares, Inc.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Pennsylvania                 0-10674               23-2201716
- -------------------------------------------------------------------------------

(State or other jurisdiction       (Commission            (IRS Employer
of incorporation or organization)  File Number)              ID No.)




       26 North Cedar Street
       Lititz, Pennsylvania                                        17543
- -------------------------------------------------------------------------------
     (Address of principal executive offices)                    (Zip Code)



                                 (717) 626-4721
- -------------------------------------------------------------------------------
             (registrant's telephone number, including area code)



                                 Not Applicable
- -------------------------------------------------------------------------------
             (Former name, former address and former fiscal year,
                        if changed since last report)

Item 5.  Other Events.

               On July 18, 1996, Susquehanna Bancshares, Inc. (herein referred to as "SBI" or the "Registrant"), a Pennsylvania business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), entered into: (i) an Agreement and Plan of Affiliation with Susquehanna Bancshares East, Inc. ("SBI Merger Sub"), a New Jersey corporation and a wholly-owned subsidiary of SBI, Atcorp, Inc. ("Atcorp"), a New Jersey corporation registered as a bank holding company under the BHC Act, and Equity National Bank ("ENB"), a national banking association and a wholly-owned subsidiary of Atcorp (the "Atcorp Merger Agreement"); and (ii) an Agreement and Plan of Affiliation with Susquehanna Bancshares East II, Inc. ("SBI Merger Sub II"), a New Jersey corporation and a wholly-owned subsidiary of SBI, Farmers Banc Corp. ("FBC"), a New Jersey corporation registered as a bank holding company under the BHC Act, and Farmers National Bank ("FNB"), a national banking association and a wholly-owned subsidiary of FBC (the "Farmers Merger Agreement") (the Atcorp Merger Agreement and the Farmers Merger Agreement are hereinafter collectively referred to as the "Merger Agreements"). A copy of the Atcorp Merger Agreement and the Farmers Merger Agreement, as well as a copy of the Press Release announcing the execution of the Merger Agreements, are filed as exhibits to this Current Report on Form 8-K.


               1.     The Atcorp Merger Agreement.  The following is a summary
                      ---------------------------
of the terms and conditions of the Atcorp Merger Agreement and the merger described therein (the "Atcorp Merger"). This summary is qualified in its entirety by reference to the full text of the Atcorp Merger Agreement which is filed as an exhibit to this Current Report on Form 8-K.

               General.

               Pursuant to the Atcorp Merger Agreement, SBI Merger Sub will merge with and into Atcorp, with Atcorp as the surviving entity (sometimes referred to as the "Surviving Corporation"), as a result of which Atcorp will become a direct wholly-owned subsidiary of SBI, and ENB will become a second-tier subsidiary of SBI. The name of the Surviving Corporation will be "Susquehanna Bancshares East, Inc."

               As consideration for all of the outstanding capital stock of Atcorp, SBI has agreed to exchange the outstanding Atcorp Common Stock, par value $5.00 per share (the "Atcorp Common Stock"), for common stock of SBI, par value $2.00 per share (the "SBI Common Stock"), at the exchange rate ("Exchange Ratio") provided in the Atcorp Merger Agreement.

               At the effective time of the Atcorp Merger (the "Atcorp
Effective Time"), each share of Atcorp Common Stock issued and outstanding shall become and be converted into the right to receive shares of SBI Common Stock determined in conformity with the Exchange Ratio, as set forth below:

               (i) So long as the Average Price Per Share of SBI Common Stock Before Closing is between $25.00 and $31.00, then, 771,750 shares of SBI Common Stock (the "Atcorp Merger Consideration") shall be exchanged for all of the outstanding Atcorp Common Stock. The Average Price Per Share of SBI Common Stock Before Closing will be determined by adding the price at which SBI Common Stock is reported to have closed by The Nasdaq Stock Market (or if SBI Common Stock is not quoted on The Nasdaq Stock Market then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending on the second business day preceding the date set for the Atcorp Closing, and dividing such total by ten.

               (ii) In the event the Average Price Per Share of SBI Common Stock Before Closing is less than $25.00 per share (subject to adjustment pursuant to the Atcorp Merger Agreement), Atcorp may terminate the Atcorp Merger Agreement upon written notice within two days of such determination.

               (iii) If the Average Closing Price Per Share of SBI Common Stock Before Closing is greater than $31.00 per share (subject to adjustment pursuant to the Atcorp Merger Agreement), SBI may terminate the Atcorp Merger Agreement upon written notice within two days of such determination.

               (iv) In the event the transactions described in the Atcorp Merger Agreement are not consummated by March 31, 1997, then either party may terminate the Atcorp Merger Agreement unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the Atcorp Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties. If such date is extended beyond the record date set for SBI's second quarterly dividend for 1997 and if the Atcorp Effective Time has not occurred prior to or on such record date, then Atcorp shall receive an additional 5,000 shares of SBI Common Stock as Atcorp Merger Consideration.

          As of the Atcorp Effective Time, each share of Atcorp Common Stock held by SBI (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and all shares of Atcorp Common Stock owned by Atcorp as treasury stock will be cancelled, and no exchange or payment will be made with respect thereto.

          The Atcorp Merger Agreement provides that Atcorp shall not declare, pay or set aside any dividend or other distribution in respect of its capital stock.

          The shares of common stock of SBI Merger Sub and ENB issued and outstanding immediately prior to the Atcorp Effective Time shall remain outstanding and unchanged after the merger, and shall thereafter constitute all of the issued and outstanding shares of the capital stock of the Surviving Corporation and ENB, respectively. At such time, all of the capital stock of ENB will be owned by the Surviving Corporation and all of the shares of the Surviving Corporation will be owned by SBI.

          At the Atcorp Effective Time, all issued and outstanding options, warrants or rights to acquire Atcorp Common Stock or any capital stock of ENB will be cancelled. No compensation will be payable in the transactions contemplated in the Atcorp Merger Agreement in respect of any such rights which remain unexercised at the Atcorp Effective Time.

          If prior to the Atcorp Effective Time, the outstanding shares of SBI Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment will be made to the Exchange Ratio.

          Within five business days after the Atcorp Effective Time, SBI shall cause to be sent to each person who immediately prior to the Atcorp Effective Time was a holder of record of Atcorp Common Stock transmittal materials and instructions for surrendering certificates for Atcorp Common Stock in exchange for the number of whole shares of SBI Common Stock to which such person is entitled pursuant to the Exchange Ratio.

          No certificates for fractional shares of SBI Common Stock will be issued; rather, SBI will furnish to any holder of Atcorp Common Stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered in accordance with the Exchange Ratio.

          Closing; Effective Date; Termination.

          The Atcorp Merger Agreement provides that the Atcorp Closing will occur following three business days notice to Atcorp, as shall be agreed upon by all parties which date shall not be later than the 22nd business day after (i) the last approval of required governmental authorities is granted and any related waiting periods expire, (ii) the lifting, discharge or dismissal of any stay of any such governmental approval or of any injunction against the transactions described in the Atcorp Merger Agreement, and (iii) all shareholder approvals required by the parties pursuant to the Atcorp Merger Agreement are received. The Atcorp Merger, and the transactions described by the Atcorp Merger Agreement, will become effective at 12:01 a.m. on the day following the day on which the certificate of merger has been duly filed and accepted by the Secretary of State of New Jersey (the "Atcorp Merger Effective Date"). The presentation of the certificate for acceptance and filing is subject to the rights of the Boards of Directors of SBI and Atcorp to terminate the Atcorp Merger Agreement under certain circumstances.

          The Atcorp Merger Agreement provides that, whether before or after its approval by the shareholders of Atcorp or SBI, it may be terminated and the transactions contemplated in the Atcorp Merger Agreement abandoned at any time prior to the Atcorp Effective Date: (a) by mutual consent of SBI and Atcorp, if the Board of Directors of each so determines by majority vote of the members of the entire board; (b) by Atcorp in the event (i) of a material breach by SBI of any representation, warranty, covenant or agreement contained in the Atcorp Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to SBI by Atcorp or (ii) by written notice to SBI that any condition precedent to Atcorp's obligations as set forth in the Atcorp Merger Agreement Article V has not been met or waived by Atcorp at such time as such condition can no longer be satisfied, or (iii) the Board of Directors of Atcorp fails to make, withdraws or modifies or changes the favorable recommendation described at Section 4.2 of the Atcorp Merger Agreement or (iv) the Board of Directors of Atcorp recommends to the stockholders of Atcorp that an Acquisition Proposal (as defined in the Atcorp Merger Agreement) is likely to be more favorable, from a financial point of view, to the stockholders of Atcorp than the Atcorp Merger; (c) by SBI in the event (i) of a material breach by Atcorp or ENB of any representation, warranty, covenant or agreement contained in the Atcorp Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to Atcorp by SBI or (ii) any condition precedent to SBI's obligations as set forth in Article V of the Atcorp Merger Agreement has not been met or waived by SBI at such time as such condition can no longer be satisfied; (d) by Atcorp, by giving written notice of such election to SBI within two business days following a determination that the Average Closing Price Per Share of SBI Common Stock Before Closing is less than $25.00 per share at the time such calculation is required to be made pursuant to the Atcorp Merger Agreement; (e) by SBI, if it chooses to give written notice of such election within two business days following a determination that the Average Closing Price Per Share of SBI Common Stock Before Closing is greater than $31.00 per share; or (f) by SBI or Atcorp if the Atcorp Merger and the transactions described in the Atcorp Merger Agreement are not consummated by March 31, 1997, unless the parties agree to extend the time by which such closing must occur.

          Waiver; Amendment.

          Prior to the Atcorp Merger Effective Time, any provision of the Atcorp Merger Agreement may be: (i) waived by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties approved by their respective boards of directors, except that no amendment or waiver may be made that would change the form or the amount of the Atcorp Merger Consideration or otherwise have the effect of prejudicing the Atcorp shareholders' interest in the Atcorp Merger Consideration following the AI Meeting (as defined in the Atcorp Merger Agreement).

          Conditions Precedent.

          In addition to the shareholder approval by SBI, if applicable, and FBC shareholders, the Atcorp Merger is contingent upon the satisfaction of a number of conditions, including, among others: (a) all required approvals, consents, or waivers, including without limitation, approval by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Pennsylvania Department of Banking, if applicable, the Commissioner of Banking of the State of New Jersey, and the New Jersey Department of Environmental Protection and Energy, if applicable, and all applicable statutory waiting periods shall have expired except those approvals for which failure to obtain would not have a materially adverse effect on SBI, Atcorp or ENB; (b) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of Atcorp or ENB which, individually or in the aggregate, has had or might reasonably be expected to result in a material adverse effect on Atcorp or ENB; (c) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which would enjoin or prohibit the consummation of the Atcorp Merger, or any litigation or proceeding pending against SBI or Atcorp or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions described in the Atcorp Merger Agreement; (d) the absence of any statute, rule, regulation, order, injunction or decree enacted, entered, promulgated or enforced by any governmental authority which would prohibit, restrict or make illegal consummation of the Atcorp Merger; (e) any litigation pending against Atcorp or ENB which, individually or in the aggregate, would have a Material Adverse Effect (as defined in the Atcorp Merger Agreement) on Atcorp's consolidated operations, shall have been settled or otherwise resolved on terms reasonably satisfactory to SBI, Atcorp and ENB; (f) the Atcorp Merger shall meet the requirements for pooling-of-interests accounting treatment under generally accepted accounting principles and under the accounting rules of the SEC; (g) Arthur Andersen LLP shall have furnished to SBI a "cold comfort" letter dated the date of the notice of the Atcorp Meeting, which letter shall be in customary form, reasonably acceptable to SBI, and a letter , dated the Effective Date, inform and substance satisfactory to SBI to the effect that, based upon a subsequent event review performed with respect to the financial condition of Atcorp and ENB, and affiliates, for the period from December 31, 1995 to a specified date not more than five (5) days prior to the date of such letter, nothing has come to their attention that would indicate that (A) during that same time period there was any change in the capitalization of Atcorp or ENB on a consolidated basis, or (B) any material adjustments required to be made to the audited financial statements for the period ended December 31, 1995 in order for them to be in conformity with generally accepted accounting principles applied on a consistent basis with that of prior periods; (h) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of Atcorp or ENB which, individually or in the aggregate, had or might reasonably be expected to result in a Material Adverse Effect on Atcorp or ENB; (i) the shares of SBI Common Stock to be issued in the Atcorp Merger shall have been authorized to be listed for quotation on The Nasdaq Stock Market; (j) Atcorp shall have received an updated opinion from Janney Montgomery Scott Inc., dated as of a date no later than the date of the Proxy Statement/Prospectus mailed to the Atcorp shareholders in connection with the Atcorp Merger and not subsequently withdrawn, to the effect that the Atcorp Merger Consideration is fair to Atcorp's shareholders from a financial point of view. For purposes of the Atcorp Merger Agreement, in the case of ENB, receipt of a CAMEL rating in connection with a safety and soundness examination which is lower than the rating given to ENB in connection with the safety and soundness examination most recently reported prior to the date of the Atcorp Merger Agreement shall be deemed to have a Material Adverse Effect on ENB.

          Representations and Warranties.

          The representations and warranties of SBI, SBI Merger Sub, Atcorp and ENB are set forth in Article III of the Atcorp Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as contemplated by the Atcorp Merger Agreement. Atcorp and ENB have made additional representations as to the non-existence of any contract which would be breached by the Atcorp Merger; the accuracy and completeness of its financial statements and filings with federal or state regulatory agencies, including state and federal tax filings; the absence of any change in the financial condition, properties, assets, business, or results of operations which might be expected to result in a material adverse effect; the absence of material litigation not otherwise disclosed; the absence of regulatory actions; the absence of undisclosed material liabilities; labor and employee benefits matters; the status of title to properties; environmental matters; the adequacy of the allowance for losses on loans; and board and shareholder action. SBI has made additional representations as to the accuracy and completeness of published financial statements, filings with the Securities and Exchange Commission and other federal or state regulatory agencies, and all employee benefit plans; the non-existence of any contract which would be breached by the Atcorp Merger Agreement; and the good standing and adequate capitalization of SBI Merger Sub. On the Atcorp Effective Date, SBI, Atcorp and ENB must each present to the other certificates evidencing the continued accuracy of the representations and warranties.


               2.     The Farmers Merger Agreement.  The following is a summary
                      ----------------------------
of the terms and conditions of the Farmers Merger Agreement. This summary is qualified in its entirety by reference to the full text of the Farmers Merger Agreement which is filed as an exhibit to this Current Report on Form 8-K.

               General.

               Pursuant to the Farmers Merger Agreement, SBI Merger Sub II will merge with and into FBC (the "FBC Merger"), with FBC as the surviving entity (sometimes referred to as the "Surviving Corporation") as a result of which FBC will become a direct wholly-owned subsidiary of SBI, and FNB will become a second-tier subsidiary of SBI (the "FNB Bank Acquisition"). The name of the Surviving Corporation will be "Susquehanna Bancshares East II, Inc."

               As consideration for all of the outstanding capital stock of FBC, SBI has agreed to exchange the outstanding FBC Common Stock, par value $.83 per share (the "FBC Common Stock"), for common stock of SBI, par value $2.00 per share (the "SBI Common Stock"), at the exchange rate ("Exchange Ratio") provided in the Farmers Merger Agreement (the "FBC Merger Consideration").

               At the effective time of the FBC Merger and FNB Bank Acquisition (the "Farmers Effective Time"), each share of FBC Common Stock issued and outstanding shall become and be converted into the right to receive shares of SBI Common Stock determined in conformity with the Exchange Ratio, as set forth below:

               (i) So long as the Average Price Per Share of SBI Common Stock Before Closing is between $25.00 and $31.00, then, pursuant to the terms of the Farmers Merger, FBC Common Stock will be exchanged for SBI Common Stock at a ratio of 2.281 shares of SBI Common Stock for each share of FBC Common Stock. The Average Price Per Share of SBI Common Stock Before Closing will be determined by adding the price at which SBI Common Stock is reported to have closed by the NASDAQ NMS (or if SBI Common Stock is not quoted on the NASDAQ NMS then as reported by a recognized source as to the principal trading market on which such shares are traded) over the period of ten business days ending on the fifth business day preceding the date set for the FBC Closing, and dividing such total by ten.

               (ii) FBC shall have the right to terminate the Farmers Merger Agreement if the Average Price Per Share of SBI Common Stock Before Closing is less than $25.00 (subject to adjustment pursuant to the Farmers Merger Agreement).

               (iii) SBI shall have the right to terminate the Farmers Merger Agreement if the Average Price Per Share of SBI Common Stock Before Closing is greater than $31.00 (subject to adjustment pursuant to the Farmers Merger Agreement); provided, however, if such price is greater than $31.00 and SBI does not exercise its right to terminate the Farmers Merger Agreement, then all of the shares of FBC shall be exchanged for the number of shares as provided in (i) above.

               As of the Farmers Effective Time, each share of FBC Common Stock held by SBI (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) shall be cancelled, and no exchange or payment shall be made with respect thereto.

               The shares of Common Stock of SBI Merger Sub II issued and outstanding immediately prior to the Farmers Effective Time, by virtue of and after the Farmers Merger, shall be converted into and thereafter constitute the issued and outstanding shares of the capital stock of the Surviving Corporation.

               If prior to the Farmers Effective Time, the outstanding shares of SBI Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a reclassification, stock dividend, stock split or reverse stock split, or other similar change, appropriate adjustment will be made to the Exchange Ratio.

               Within five business days after the Farmers Effective Time, SBI shall cause to be sent to each person who immediately prior to the Farmers Effective Time was a holder of record of FBC Common Stock transmittal materials and instructions for surrendering certificates for FBC Common Stock in exchange for the number of whole shares of SBI Common Stock to which such person is entitled pursuant to the Exchange Ratio.

               No certificates for fractional shares of SBI Common Stock will be issued; rather, SBI will furnish to any holder of FBC Common Stock entitled to a fractional share a check for an amount of cash equal to the fraction of a share of SBI Common Stock represented by the certificates so surrendered in accordance with the Exchange Ratio.

               Closing; Effective Date; Termination.

               The Farmers Merger Agreement provides that the closing of the FBC Merger and the FNB Bank Acquisition by SBI (the "FBC Closing") will occur following three business days' notice to FBC, as shall be agreed upon by all parties, which date shall not be later than the 22nd business day after (a) the last approval of required regulatory authorities is granted and any related waiting periods expire, (b) the lifting, discharge or dismissal of any stay of any governmental approval or of any injunction against the transactions contemplated in the Farmers Merger Agreement, and (c) all shareholder approvals required by the parties have been received. Immediately following the FBC Closing, and provided the FBC Merger Agreement has not been terminated or abandoned in accordance with the terms thereof, SBI Merger Sub II and FBC will cause a certificate of merger to be properly prepared and completed and filed with the Secretary of State of New Jersey. The FBC Merger shall become effective at 12:01 a.m. on the day (the "Farmers Effective Date") following the day of which the certificate of merger has been filed and accepted by the Secretary of State of New Jersey (the "FBC Effective Time").

               The Farmers Merger Agreement provides that, whether before or after the annual meeting of the shareholders of FBC and notwithstanding approval by the shareholders of FBC, it may be terminated and the transactions contemplated in the Farmers Merger Agreement abandoned at any time prior to the Farmers Effective Date: (a) by mutual, written consent of SBI and FBC, if the Board of Directors of each so determines by majority vote of the members of the entire board; (b) by FBC if (i) by written notice to SBI that there has been a material breach by SBI of any representation, warranty, covenant or agreement contained in the Farmers Merger Agreement and such breach is not cured or not curable within 30 days after written notice of such breach is given to SBI by FBC, or (ii) by written notice to SBI that any condition precedent to FBC's obligations has not been met or waived by FBC at such time as such condition can no longer be satisfied, (iii) the Board of Directors of FBC fails to make, withdraws or modifies or changes its favorable recommendation to shareholders, or (iv) the Board of Directors of FBC recommends to the shareholders of FBC that an Acquisition Proposal (as defined in the Farmers Merger Agreement) is likely to be more favorable, from a financial point of view, to the shareholders of FBC than the FBC Merger; (c) by SBI by written notice to the other parties, in the event (i) of a material breach by FBC or FNB of any representation, warranty, covenant or agreement contained in the Farmers Merger Agreement and such breach is not cured or not curable within 30 days after written notice of such breach is given to FBC, or (ii) that any condition precedent to SBI's obligations has not been met or waived by SBI at such time as such condition can no longer be satisfied; (d) by FBC, whether before or after FBC shareholder approval, by giving written notice of such election to SBI within one business day following a determination that the Average Closing Price Per Share of the SBI Common Stock Before Closing is less than $25.00 per share; and (e) by SBI, whether before or after SBI shareholder approval, if SBI chooses to give written notice as described in the Farmers Merger Agreement within one business day following a determination that the Average Closing Price Per Share of the SBI Common Stock Before Closing is greater than $31.00 per share; or (f) by SBI or FBC by written notice to the other, in the event that the FBC Merger and FNB Bank Acquisition are not consummated by March 31, 1997 unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in the FBC Merger Agreement by the party seeking to terminate; provided, however, that such date may be extended by the written agreement of the parties.

               Prior to the Farmers Effective Time, any provision of the Farmers Merger Agreement may be: (a) waived by the party benefitted by the provision; or (b) amended or modified at any time (including the structure of the transaction) by agreement in writing between the parties approved by their respective Boards of Directors, except that no amendment or waiver may be made that would change the form or amount of the FBC Merger Consideration or otherwise have the effect of prejudicing the FBC shareholders' interest in the FBC Merger Consideration following the FBC Meeting (as defined in the Farmers Merger Agreement).

               Conditions Precedent.

               In addition to shareholder approval by FBC shareholders, the Farmers Merger and the FNB Bank Acquisition are contingent upon the satisfaction of a number of conditions, including, among others: (a) all required approvals, consents, or waivers, including without limitation, approval by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Commissioner of Banking of the State of New Jersey, the Pennsylvania Department of Banking, and the New Jersey Department of Environmental Protection and Energy, if applicable, and all applicable statutory waiting periods shall have expired except those approvals for which failure to obtain would not have a materially adverse effect on SBI, FBC or FNB; (b) the absence of any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Farmers Merger or the FNB Bank Acquisition, and the transactions contemplated by the Farmers Merger Agreement, and the absence of any litigation or proceeding pending against any of the parties or their subsidiaries by any governmental agency seeking to prevent consummation of the transactions contemplated by the Farmers Merger Agreement; (c) no enactment, promulgation or enforcement of any statute, rule, regulation, order, injunction or decree by any governmental authority which prohibits, restricts or makes illegal consummation of the FBC Merger or the FNB Bank Acquisition; (d) all litigation which would have a material adverse effect on FBC's consolidated operations shall have been concluded on terms satisfactory to SBI, FBC and FNB; (e) Coopers & Lybrand, L.L.P. shall have furnished to SBI an "agreed upon procedures" letter, dated the Farmers Effective Date, to the effect that based upon procedures performed with respect to the financial condition of FBC and FNB, nothing has come to their attention that would indicate that, since the date of the most recent audited financial statements, there has been a material adverse change in capital stock, long-term debt or total or net assets and, as compared with the same period of the prior year, there has been no material adverse change in the total or per share amounts of income before extraordinary items or net income; (f) there shall not have occurred any change in the financial condition, properties, assets, business or results of operation of FBC or FNB which, individually or in the aggregate, has had or might reasonably be expected to result in a material adverse effect on FBC or FNB; (g) the shares of SBI Common Stock to be issued in the Farmers Merger shall have been authorized to be listed on the NASDAQ NMS;
(h) a ruling from the Internal Revenue Service or an opinion of Morgan, Lewis and Bockius LLP, counsel to SBI, shall have been received to the effect set forth in the Farmers Merger Agreement; and (i) FBC shall have received an updated opinion from its financial advisor, dated as of the date the Proxy Statement/Prospectus described in the Farmers Merger Agreement is mailed to FBC's shareholders, to the effect that the Farmers Merger is fair to FBC's shareholders from a financial point of view. For purposes of the Farmers Merger Agreement, in the case of FNB, receipt of a CAMEL rating in connection with a safety and soundness examination which is lower than the rating given to FNB in connection with the safety and soundness examination most recently reported prior to the date of the Farmers Merger Agreement shall be deemed to have a material adverse effect on FNB.

               Representations and Warranties.

               The representations and warranties of SBI, SBI Merger Sub II, FBC and FNB are set forth in Article III of the Farmers Merger Agreement. The representations and warranties relate, among other things, to representations as to corporate existence and authority and the ability of each party to carry out the transactions as contemplated by the Farmers Merger Agreement. FBC and FNB have made additional representations as to the non-existence of any contract which would be breached by the Farmers Merger; the accuracy and completeness of its financial statements and filings with federal or state regulatory agencies, including state and federal tax filings; the absence of any material contracts and certain other contracts; the absence of litigation not otherwise disclosed; the absence of regulatory actions; the absence of undisclosed liabilities; labor and employee benefits matters; the adequacy of its allowances for possible loan losses; the condition of its tangible assets; assurances as to its loan portfolio, on an adjusted bases; its compliance with applicable state and federal laws on matters material to its operations; and environmental matters. SBI has made additional representations as to the ownership by SBI of all of the issued and outstanding shares of its bank subsidiaries; the accuracy and completeness of published financial statements, filings with the Securities and Exchange Commission and other federal or state regulatory agencies, and all employee benefit plans; the non-existence of any contract which would be breached by the Farmers Merger Agreement; the truthfulness and completeness of all filings made by SBI with the Securities and Exchange Commission in connection with the Farmers Merger Agreement and the transactions contemplated by it except for information relating to FBC or FNB; the good standing and adequate capitalization of SBI Merger Sub II; its compliance with applicable state and federal laws on matters material to its operations; the absence of regulatory actions; the absence of litigation not otherwise disclosed; the absence of undisclosed liabilities; and environmental matters. On the Farmers Effective Date, SBI, FBC and FNB must each present to the other certificates evidencing the continued accuracy of the representations and warranties.

Item 7.  Financial Statements and Exhibits.

               (c)  Exhibits.  Reference is made to the Exhibit Index annexed
                    --------
               hereto and made a part hereof.

                                   SIGNATURES
                                   ----------


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SUSQUEHANNA BANCSHARES, INC.



Date:  July 29, 1996                By: /s/ Robert S. Bolinger
                                       -------------------------------
                                            Robert S. Bolinger
                                            President and Chief Executive
                                                      Officer

                                 EXHIBIT INDEX
                                 -------------



Exhibit
- -------

2              Plan of Acquisition, Reorganization, Arrangement, Liquidation
                      or Succession

                      (a) Agreement and Plan of Affiliation Dated as of the 18th Day of July, 1996, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares East, Inc., Atcorp, Inc. and Equity National Bank

                             Schedule 1.2 Exchange Provisions

                             The Disclosure Schedules to the above-referenced
                      Agreement are omitted. Pursuant to paragraph (2) of Item 601(b) of Regulation S-K, the Registrant agrees to furnish a copy of such schedules to the Commission upon request.

                      (b) Agreement and Plan of Affiliation Dated as of the 18th Day of July, 1996, By and Among Susquehanna Bancshares, Inc., Susquehanna Bancshares East II, Inc., Farmers Banc Corp. and Farmers National Bank

                             Schedule 1.2 Exchange Provisions

                             The Disclosure Schedules to the above-referenced
                      Agreement are omitted. Pursuant to paragraph (2) of Item 601(b) of Regulation S-K, the Registrant agrees to furnish a copy of such schedules to the Commission upon request.

99             Press Release of the Registrant, Dated July 18, 1994, Regarding
                      the Execution of (1) the Atcorp Merger Agreement, and
                      (2) the Farmers Merger Agreement.